Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of our report dated February 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Validus Holdings, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
September 4, 2009